UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-180424

VALMIE RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3721	45-3124748
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

National Registered Agents Inc.
1001 S Dairy Ashford Road, Suite 100	311 South Division Street
Houston, TX 77077	Carson City, NV 89703
(713) 595-6675	(775) 888-4070
(Address, including zip code, and telephone number, including area code, of registrant’s executive office)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Christopher Little		Samuel Whitley
Bacchus Law Corporation		Whitley LLP Attorneys at Law
925 West Georgia Street, Suite 1820	&	11767 Katy Freeway, Suite 425
Vancouver, British Columbia Canada V6C 3L2		Houston, Texas 77079
Phone: (604) 632-1281		Phone: (281) 206-0433
Fax: (604) 632-1370		Fax: (866) 512-7794

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee

Common Stock, $0.001 par value	14,839,270	$0.29	$4,303,388.30	$500.05

(1)	As further discussed herein, this registration statement registers for resale up to 14,839,270 shares of common stock, par value $0.001 per share, of the registrant, as follows: (a) 3,839,270 shares previously issued in private placement transactions, (b) 1,000,000 shares issued pursuant to the acquisition of Vertitek Inc., and (c) 10,000,000 shares which represent the number of shares that the registrant may put to Tuverga Finance Ltd. (“Tuverga”) pursuant to the terms of an Equity Investment Agreement between Tuverga and the registrant dated August 20, 2015. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on OTC Markets on August 28, 2015, which was $0.29.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2016

14,839,270 SHARES OF COMMON STOCK

The selling shareholders identified in this prospectus may offer and sell up to 14,839,270 shares of our common stock consisting of (a) 3,839,270 shares previously issued in private placement transactions, (b) 1,000,000 shares issued pursuant to our acquisition of Vertitek Inc., and (c) 10,000,000 shares (the “Tuverga Shares”) which represent the number of shares which we may put to Tuverga Finance Ltd. (“Tuverga”). The Tuverga Shares are subject to the terms of an Equity Investment Agreement between us and Tuverga dated August 20, 2015 (the “Equity Investment Agreement”) pursuant to which we have the right to “put” to Tuverga (the “Put Right”) up to $2.5 million in shares of our common stock.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering or from the resale of the Tuverga Shares. However, we will receive proceeds from the sale of shares to Tuverga pursuant to the Equity Investment Agreement. When we sell shares to Tuverga, the per share purchase price that Tuverga will pay to us will be determined in accordance with a formula set forth in the Equity Investment Agreement. Generally, with respect to each sale to Tuverga, Tuverga will pay us a per share purchase price equal to fifty percent (50%) of the volume weighted average price of our common stock during the three (3) consecutive trading day period immediately preceding the date of delivery of our request for funds.

Tuverga is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Investment Agreement.

The selling shareholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will bear all costs associated with the registration of the shares covered by this prospectus; provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, sometimes called the JOBS Act. For more information, see “Risk Factors”, starting on page 8.

Our common stock trades on the OTC Markets under the symbol “VMRI.” The closing price of our common stock on the OTC Markets on February 2, 2016, was $0.155 per share.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is part of a registration statement we filed with the SEC. Under this registration process, the selling shareholders may, from time to time, offer and sell up to 14,839,270 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the common stock the selling shareholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, the terms “we,” “our,” “us,” the “Company” and similar terms refer to Valmie Resources, Inc. and its subsidiaries, unless the context indicates otherwise.

2

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These developments may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have one wholly owned subsidiary, Vertitek Inc. (“Vertitek”), a Wyoming corporation. From our inception until the quarter ended August 31, 2014, we were a mineral exploration company exploring for precious metals, or gold and silver targets. Our property, known as the Carico Lake Valley Property (the “Property”), was located in Lander County, Nevada.

In July 2014, the landowner notified us that our option to acquire an interest in the Property had been terminated and that the Property had been sold to a third party. Our efforts from that date until the end of our most recently completed fiscal year were primarily directed to identifying new development properties.

In early December 2014, our majority shareholder determined it was in the best interests of our shareholders to change our business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry. We therefore sought to develop or acquire concepts with valid business models positioned to make a significant impact within the four key technology “megasectors”: software, hardware, networking and semiconductors.

Business Strategy

The first major step in our shift to the technology sector was the appointment of Gerald B. Hammack as our sole officer and director on December 8, 2014. Mr. Hammack has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony and database management, as well as substantial expertise in the setup and management of complex data processing systems.

3

Over the past several years, Mr. Hammack has been developing a series of software platforms and technologies designed to provide the near real-time data processing required by the ever-expanding use of commercial Unmanned Aerial Vehicles or UAVs (more commonly referred to as drones). Towards the end of 2014 we rebranded Mr. Hammack’s development efforts to date as the AIMD (Automated Intelligence for Mobile Devices) data processing platform and adopted them as our own. On July 15, 2015, we entered into an asset purchase agreement with Mr. Hammack pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. Since we did not acquire any patents from Mr. Hammack, we recognized an intangible asset value of $100,000 related to the acquisition.

While in the process of launching the AIMD platform, we determined that it would be necessary to find a partner that had the technology and experience in the design and manufacture of UAVs in order to design and build a prototype unit to test and refine our product and service offerings. After extensive investigation we located a UAV manufacturer, Vertitek. Vertitek’s hardware and software technology is being designed to enable a sophisticated level of autonomy for UAVs and other autonomous mobilized devices, including precision guidance controls and advanced safety features. Vertitek’s under development commercial V-1 DroneSM is a multi-rotor platform that incorporates an integrated, fully autonomous autopilot, which could be connected to, and controlled from, the AIMD platform.

After significant discussion with Vertitek and its principal shareholder, on January 20, 2015, we entered into a letter of intent (the “LOI”) with Vertitek to acquire 100% of the capital stock of Vertitek in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015, we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos Services Ltd., a Cypriot corporation (“Masamos”) on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek. As a result, Vertitek became our wholly owned subsidiary. At the time of the acquisition we identified $3,141 in non-cash assets of Vertitek, mostly development components of the V-1 DroneSM. The remainder of the acquisition value was determined to be unvalued intellectual property, including business plans and strategy, and we therefore accounted for the remainder of the non-cash assets as goodwill.

As of the date hereof, we have advanced a total of $33,500 to Vertitek under a line of credit in the amount of $150,000 to continue the development of the V-1 DroneSM.

Although we have acquired intellectual property both as a result of the Vertitek acquisition and from Mr. Hammack, we have not yet filed for any patent protection in relation to such intellectual property. We intend to protect our intellectual property rights, including trademark and servicemark opportunities, to the maximum extent possible in all jurisdictions in which we may operate. In the near term, we anticipate protecting the trademark and service mark opportunities related to Vertitek, the V-series drones and the AIMD platform.

To date, we have not generated any revenue through the sales of UAVs or the provision of software, hardware or cloud based services. As we are still developing our technologies, we have not yet launched our manufacturing, sales or marketing operations and have not yet identified any customers for our systems or solutions.

We have never declared bankruptcy, receivership or any similar proceedings nor have we had any material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

Where You Can Find Us

Our principal executive office is located at 1001 S Dairy Ashford Road, Suite 100, Houston, TX 77077 and our telephone number is (713) 595-6675. Our website address is www.valmie.com.

4

THE OFFERING

The Issuer	Valmie Resources, Inc.

Shares being Offered	Up to 14,839,270 shares of common stock, $0.001 par value. Our common stock is described in further detail in the section of this prospectus titled “Description of Securities.”

Shares Outstanding Before the Offering	There are 64,092,035 shares of common stock issued and outstanding as of the date of this prospectus (which includes 4,839,270 previously issued and outstanding shares being registered hereunder).

Shares Outstanding After the Offering	74,092,035 shares, assuming all 10,000,000 shares being registered hereunder pursuant to the Equity Investment Agreement are sold.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $17,000.

Use of Proceeds	We received net proceeds of $383,927 from the sale of promissory notes, the conversion of which into our common stock resulted in the issuance of 3,839,270 shares. We may also receive up to $2.5 million in proceeds from the sale of our common stock pursuant to the Equity Investment Agreement. We intend to use all proceeds for general corporate and working capital purposes. See “Use of Proceeds” for a complete description.

Trading Market	Our common stock is traded on the OTC Markets under the symbol “VMRI.”

Risk Factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” on page 6 and the other information contained in this prospectus before making an investment decision regarding our common stock.

5

Background of the Offering

The Private Placement Transactions

From our inception to the period ended June 30, 2014, our former sole officer and director, Khurram Shroff, made certain unsecured non-interest bearing advances to us in the original principal amount of $33,927. These advances were subsequently assigned to Dome Capital LLC, a non-affiliated third party (“Dome”). On March 31, 2015, the Company and Dome entered into a debt conversion agreement pursuant to which the Company issued 339,270 shares of its common stock to Dome in consideration for the cancellation of the debt.

During the period from August 8, 2014 to March 20, 2015, we entered into a series of promissory notes with Shield Investments Inc. (“Shield”) in the aggregate principal amount of $275,000 plus simple interest at an annual interest rate of 15%. These notes were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On March 31, 2015, the Company and Shield entered into a debt conversion agreement pursuant to which the Company issued 2,750,000 shares of its common stock to Shield in consideration for the cancellation of the debt. Upon the issuance of such shares, Shield agreed to waive any then due and payable interest. As a result of the conversion, Shield released all security interests it previously held in the Company’s assets.

On November 24, 2014, we entered into a promissory note with Tuverga in the principal amount of $75,000 plus simple interest at an annual interest rate of 15%. This note was secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On March 31, 2015, the Company and Tuverga entered into a debt conversion agreement pursuant to which the Company issued 750,000 shares of its common stock to Tuverga in consideration for the cancellation of the debt. Upon the issuance of such shares, Tuverga agreed to waive any then due and payable interest. As a result of the conversion, Tuverga released all security interests it previously held the Company’s assets.

We issued the foregoing shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Our reliance on Section 4(a)(2) was based on the fact that none of the issuances involved a “public offering” and each of the debtors provided representations to us that they acquired the shares for investment purposes and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

The Vertitek Acquisition

On January 20, 2015, we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015, we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos, on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek (the “Acquisition”). As a result of the Acquisition, Vertitek became our wholly owned subsidiary.

The shares of our common stock issued to Masamos in connection with the Acquisition were offered and sold in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act (“Regulation S”). Our reliance on Rule 903 of Regulation S was based on the fact that the shares were sold in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts in the United States in connection with the sale of the shares, and Masamos was not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person.

6

The Equity Investment Agreement and Registration Rights Agreement

We entered into the Equity Investment Agreement with Tuverga on August 20, 2015. Pursuant to the Equity Investment Agreement, Tuverga is irrevocably committed to purchase up to $2.5 million of our common stock over the course of 24 months and may not assign or in any way transfer its rights to purchase such common stock or any interest therein. The aggregate number of shares issuable by us and purchasable by Tuverga under the Equity Investment Agreement is limited by the dollar amount sold, in this instance no more than $2.5 million, and will depend upon the trading price of our shares. Based on recent trading prices and the number of shares we are registering hereunder, we will receive less than the $1.5 million required to pay for expenses associated with our business plan. While we hope that our stock price may recover as we continue implementing our business plan and that we may be able to access the maximum $2.5 million value of the Equity Investment Agreement, there is no guarantee that the price of our common stock will trade at prices that would permit us to access the maximum value. The Equity Investment Agreement was executed at a time when the price of our common stock was significantly higher than its current trading levels. We have chosen to register a maximum of 10,000,000 shares hereunder in order to limit dilution to existing shareholders.

We may draw on the Equity Investment Agreement from time to time, as and when we determine appropriate in accordance with the terms and conditions therein. In order to draw on the Equity Investment Agreement, we must send Tuverga a notice that we intend to sell shares to Tuverga (an “Advance Notice”). Tuverga is irrevocably obligated to purchase the shares that we “put” to Tuverga (up to $2.5 million in total), as long as we are in compliance with the requirements of the Equity Investment Agreement. These requirements are generally that we are in compliance with our obligations under federal securities laws. The maximum amount that we are entitled to receive in any one advance is the greater of (i) 100% of the average daily volume of the common stock for the three (3) consecutive trading days prior to the date of delivery of any Advance Notice, multiplied by the volume weighted average price for such trading days (the “Market Price”) or (ii) $100,000. The purchase price shall be set at fifty percent (50%) of the Market Price during the three (3) consecutive trading days immediately preceding the advance notice date (the “Pricing Period”). There are restrictions applied on days between the date of any Advance Notice and the closing date with respect to each particular advance. During such time, we are not entitled to deliver another Advance Notice.

If we use the full amount available under the Equity Investment Agreement, and assuming each advance is based on the closing market price of our common stock on February 2, 2016 ($0.155 per share), Tuverga would receive 10,000,000 shares of our common stock. In return, we would receive $775,000 (10,000,000 x ( $0.155 x 50%)). This would represent approximately 15.6% of our public float based on the 63,879,270 issued and outstanding shares held by non-affiliates as at February 4, 2016. However, pursuant to the terms of the Equity Investment Agreement, Tuverga’s stock ownership is limited to 4.99% at any given time. We have chosen to register a maximum of 10,000,000 shares under the Equity Investment Agreement in order to limit potential dilution to existing shareholders.

Under the Equity Investment Agreement, we are required to pay all fees, taxes and duties that may be levied in connection with the issuance of our common stock, and if our common stock is not DWAC or DRS eligible on the third trading day after the delivery of an Advance Notice by Tuverga (an “Advance Date”), we will incur a $5,000 charge to cover the costs associated with brokerage deposit costs, legal review fees and wire fees. Even if our common stock is DWAC or DRS eligible on an Advance Date, we will still incur a $1,500 charge in order to cover Tuverga’s compliance review fees. Tuverga is entitled to deduct these charges from each advance .

In connection with the Equity Investment Agreement, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Tuverga. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement with the SEC covering the shares of the common stock underlying the Equity Investment Agreement within 15 days after the execution of the Equity Investment Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the date the registration statement is filed and maintain the effectiveness of such registration statement until the earlier to occur of the date on which (a) Tuverga has sold all of the Tuverga Shares or (b) the Company has no right to sell any additional Tuverga Shares under the Equity Investment Agreement.

As we draw down on the Equity Investment Agreement, shares of our common stock will be sold into the market by Tuverga. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more Advance Notices, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Investment Agreement. If our stock price declines, we will be required to issue a greater number of shares under the Equity Investment Agreement. We have no obligation to utilize the full amount available under the Equity Investment Agreement. While the Company believes it is likely that it will use a significant portion of the Equity Investment Agreement, it intends to request advances under the Equity Investment Agreement only as needed to meet immediate capital requirements that are not met with other sources of capital. Accordingly, the Company limited the amount of the Equity Investment Agreement to $2,500,000, which we believe is sufficient to finance the Company’s operations over the period covered by the Equity Investment Agreement.

As further disclosed herein, we previously issued a promissory note to Tuverga in the amount of $75,000, which was subsequently converted into 750,000 shares of our common stock that are also being registered hereunder.

7

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will be able to continue our operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue to operate over the next 12 months. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. As such, if we are unable to obtain new financing to execute our business plan we may be required to cease our operations.

Product development is a long, expensive and uncertain process.

The development of both UAV software and hardware is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We anticipate making significant investments in research and development relating to our products and services, but such investments are inherently speculative. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development of the AIMD platform, the V-1 DroneSM or both, but still fail to achieve commercial success for a number of reasons, including the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of product innovation;

●	ineffective distribution and marketing;

●	insufficient cooperation from our partners; and

●	product demonstrations not aligning with or meeting customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, the AIMD platform and the V-1 DroneSM may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Significant revenue from new product investments may not be achieved for a number of years, if at all.

8

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our acquired and under development intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. Patent protection can be limited and not all intellectual property can be patented. While we have acquired intellectual property from both Vertitek and Mr. Hammack, we have not yet filed for patent protection in relation to such intellectual property. We intend to protect our intellectual property rights, including trademark and servicemark opportunities, to the maximum extent possible in all jurisdictions in which we may operate. In the near term, we anticipate protecting the trademark and service mark opportunities related to Vertitek, the V-series drones and the AIMD platform.

We expect to rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We have developed and plan to sell products and services in circumstances where insurance or indemnification may not be available; for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. We may not be able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, product failure, or liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms, or to maintain positive relationships with our partners might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

9

We may indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our officers and directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if any of our officers and directors files a claim against us for indemnification, the associated expenses could also increase our operating costs.

We may pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing stockholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

Risks Relating to our Common Stock

Because there is a limited public trading market for our common stock, investors may not be able to resell their shares.

There is currently a limited public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell any shares of our common stock. If investors wish to resell their shares, they will have to locate a buyer and negotiate their own sale. As a result, they may be unable to sell their shares or may be forced to sell them at a loss.

10

We cannot assure investors that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. Investors may not be able to sell shares at their purchase price or at any price at all.

Fen Holdings & Investments Ltd. has voting control over matters submitted to a vote of the stockholders, and it may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

Our majority stockholder, Fen Holdings & Investments Ltd. (“Fen”), owns 2,000,000 shares of our Series “A” preferred stock, each of which carries a voting weight equal to 50 shares of our common stock. As a result, Fen controls approximately 60.9% of the votes eligible to be cast by our stockholders and has the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to our existing stockholders as a direct result of the issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through acquisitions or business combinations with entities operating in our industry. In order to do so, or to finance the cost of our operations, we may issue additional equity securities that could dilute our stockholders’ ownership positions. We may also pursue debt financing, if and when available, and this could negatively impact our earnings and results of operations.

We are subject to penny stock regulations and restrictions and investors may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules”. Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are generally persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of a broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our common stock will qualify for exemption from the penny stock rules. In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

11

We do not expect to pay dividends for the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Investors may face significant restrictions on the resale of their shares due to state “blue sky” laws.

Each state has its own securities laws, commonly known as “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should therefore consider the resale market for our common stock to be limited, as they may be unable to resell their shares without the significant expense of state registration or qualification.

Risks Related to this Offering

We are registering the resale of 4,839,270 shares of common stock that have been issued to Tuverga and other shareholders.

We are registering the resale of 14,839,270 shares of common stock under the registration statement of which this prospectus forms a part. Of this amount, 4,839,270 shares have already been issued to shareholders. We will not receive any of the proceeds from the selling shareholders’ resale of these shares. The selling shareholders’ sale of these shares into the public market could depress the market price of our common stock.

We are registering the resale of a maximum of 10,000,000 shares of common stock that may be issued to Tuverga under the Equity Investment Agreement. The resale of such shares by Tuverga could depress the market price of our common stock.

We are registering the resale of a maximum of 14,839,270 shares of common stock under the registration statement of which this prospectus forms a part. Of these shares, 10,000,000 may be issued to Tuverga under the Equity Investment Agreement. The sale of these shares into the public market by Tuverga could depress the market price of our common stock. As of February 4, 2016, there were 64,092,035 shares of our common stock issued and outstanding. The sale of those additional shares into the public market by Tuverga could further depress the market price of our common stock.

Existing stockholders could experience substantial dilution upon the issuance of common stock pursuant to the Equity Investment Agreement.

The Equity Investment Agreement contemplates our issuance of shares of common stock to Tuverga, subject to certain restrictions and obligations. If the terms and conditions of the Equity Investment Agreement are satisfied, and we choose to exercise our rights under the Equity Investment Agreement to the fullest extent permitted, our existing stockholders’ ownership will be diluted by such sales.

Tuverga will pay less than the then-prevailing market price for our common stock under the Equity Investment Agreement.

The common stock to be issued to Tuverga pursuant to the Equity Investment Agreement will be purchased at a 50% discount to the volume weighted average price of our common stock during the three consecutive trading day period immediately preceding the date of delivery of an advance notice by us to Tuverga, subject to certain exceptions. Therefore, Tuverga has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tuverga sells the shares, the price of our common stock could decrease.

12

We may not be able to access sufficient funds under the Equity Investment Agreement when needed.

Our ability to issue advance notices to Tuverga and obtain funds under the Equity Investment Agreement is limited by the terms and conditions in the Equity Investment Agreement, including restrictions on when we may exercise our rights, restrictions on the amount we may request from Tuverga at any one time (which is determined in part by the trading volume of our common stock), and a limitation on our ability to issue shares to Tuverga to the extent that it would cause Tuverga to beneficially own more than 4.99% of our outstanding shares.

BUSINESS DESCRIPTION

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have one wholly owned subsidiary, Vertitek. From our inception until the quarter ended August 31, 2014, we were a mineral exploration company exploring for precious metals, or gold and silver targets. Our property, known as the Carico Lake Valley Property (the “Property”), was located in Lander County, Nevada.

On April 16, 2014, Fen, a company incorporated in the British Virgin Islands and our majority stockholder, acquired an aggregate of 237,360,000 shares, or approximately 80.1% of our then issued and outstanding common stock from Khurram Shroff, our former sole officer and director.

In July 2014, the landowner notified us that our option to acquire an interest in the Property had been terminated and that the Property had been sold to a third party. Our efforts from that date until the end of our most recently completed fiscal year were primarily directed to identifying new development properties.

In early December 2014, Fen determined it was in the best interests of our shareholders to change our business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry. We therefore sought to develop or acquire concepts with valid business models positioned to make a significant impact within the four key technology “megasectors”: software, hardware, networking and semiconductors.

Business Strategy

The first major step in our shift to the technology sector was the appointment of Gerald B. Hammack as our sole officer and director on December 8, 2014. Mr. Hammack has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony and database management, as well as substantial expertise in the setup and management of complex data processing systems.

Over the past several years, Mr. Hammack has been developing a series of software platforms and technologies designed to provide the near real-time data processing required by the ever-expanding use of commercial Unmanned Aerial Vehicles or UAVs (more commonly referred to as drones). Towards the end of 2014 we rebranded Mr. Hammack’s development efforts to date as the AIMD (Automated Intelligence for Mobile Devices) data processing platform and adopted them as our own. On July 15, 2015 we entered into an asset purchase agreement with Mr. Hammack pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. As we did not acquire any patents from Mr. Hammack, we recognized an intangible assets value of $100,000 related to the acquisition.

While in the process of launching the AIMD platform, we determined that it would be necessary to find a partner that had the technology and experience in the design and manufacture of UAVs in order to design and build a prototype unit to test and refine our product and service offerings. After extensive investigation, we located a UAV manufacturer, Vertitek. Vertitek’s hardware and software technology enables a sophisticated level of autonomy for UAVs and other autonomous mobilized devices, including precision guidance controls and advanced safety features. Vertitek is currently developing the commercial V-1 DroneSM. The V-1 DroneSM has a multi-rotor platform and incorporates an integrated, fully autonomous autopilot, which could be connected to, and controlled from, the AIMD platform.

After significant discussion with Vertitek and its principal shareholder, Masamos, on January 20, 2015 we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015 we entered into the Share Exchange Agreement with Vertitek and Masamos on substantially the same terms as the LOI, and on March 31, 2015 the closing of the Share Exchange Agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek. As a result, Vertitek became our wholly owned subsidiary. At the time of the acquisition we identified $3,141 in non-cash assets of Vertitek, mostly development components of the V-1 DroneSM. The remainder of the acquisition value was determined to be unvalued intellectual property, including business plans and strategy, as we therefore accounted for the remainder of the non-cash assets as goodwill.

13

As of the date hereof, we have advanced a total of $33,500 to Vertitek under a line of credit in the amount of $150,000 to continue the development of the V-1 DroneSM.

Although we have acquired intellectual property both as a result of the Vertitek acquisition and from Mr. Hammack, we have not yet filed for any patent protection in relation to such intellectual property. We intend to protect our intellectual property rights, including trademark and servicemark opportunities, to the maximum extent possible in all jurisdictions in which we may operate. In the near term, we anticipate protecting the trademark and service mark opportunities related to Vertitek, the V-series drones and the AIMD platform.

To date, we have not generated any revenue through the sales of UAVs or the provision of software, hardware or cloud based services. As we are still developing our technologies, we have not yet launched our manufacturing, sales or marketing operations and have not yet identified any customers for our systems or solutions.

We have never declared bankruptcy, receivership or any similar proceedings nor have we had any material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

Our Corporate History and Background

On December 3, 2013, the holders of a majority of our issued and outstanding common stock approved an amendment to our bylaws (the “Bylaw Amendment”) and an increase in our authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Bylaw Amendment was to update our bylaws and make them more comprehensive, while the purpose of the Authorized Capital Increase was to reorganize our capital structure in connection with the stock dividend described below. We formally effectuated the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

Also on December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from FINRA to effectuate the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

On September 1, 2014, we entered into a consulting agreement with Constant Consulting Corp., a Wyoming corporation (“Constant”), pursuant to which Constant agreed to provide certain consulting services to us, including operational plan and business model structuring, identifying potential development partners, interfacing with third parties to ensure compliance with regulatory requirements, and interfacing with other vendors as requested, for a period of one year in exchange for the payment of $25,000 per month. On February 28, 2015, the parties agreed to terminate the monthly obligation to Constant and that any future work would be compensated on an hourly basis. Our agreement with Constant expired on August 31, 2015 and was not renewed. Other than with regard to the agreement, we are unaware of any relationship between Constant and any of our officers, directors or shareholders.

On December 10, 2014, the holders of a majority of our issued and outstanding common stock approved a set of amended and restated articles of incorporation that, among other things, increased our authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 (the “Blank Check Preferred Stock”). We formally effectuated the authorized capital increase and the creation of the Blank Check Preferred Stock by filing the amended and restated articles of incorporation accompanied by the required certificate with the Nevada Secretary of State on December 11, 2014.

On December 11, 2014, our former sole director approved the designation of 2,000,000 shares of the Blank Check Preferred Stock as Series “A” preferred stock (the “Designation”). We formally effected the Designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

The shares of Series “A” preferred stock carry certain rights and preferences. The Designation provides that the Series “A” Preferred Stock may be converted into shares of our common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

On January 16, 2015, Fen agreed to cancel an aggregate of 237,360,000 shares, or approximately 80.1% of our issued and outstanding common stock, in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock described above. As a result, the number of issued and outstanding shares of our common stock decreased from 296,400,000 to 59,040,000.

Between August 14, 2014 and March 20, 2015, we issued six promissory notes to three investors in the aggregate amount of $340,000 in exchange for advances to us in an identical amount. Each of the promissory notes bears simple interest at an annual rate of 15% and matures two years from the date of issuance. Five of the six promissory notes, in the aggregate amount of $325,000, are secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by us on the date of the applicable note or thereafter acquired, and all proceeds thereof.

14

On April 6, 2015, we entered into debt conversion agreements with two of the three investors pursuant to which those investors converted an aggregate of $350,000 in debt into 3,500,000 shares of our common stock at a price of $0.10 per share. As part of those debt conversion agreements, the investors agreed to forgive any and all accrued interest and release their respective security interests in our assets, rights or other property.

Also on April 6, 2015, we entered into a debt conversion agreement with one creditor pursuant to which the creditor converted an aggregate of $33,927 in debt into 339,270 shares of our common stock at a deemed price of $0.10 per share.

On July 15, 2015, we entered into an asset purchase agreement with Gerald B. Hammack, our sole officer and director, pursuant to which we acquired all of the right, title and interest in and to the intellectual property relating to the AIMD platform from Mr. Hammack in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. The assets include, but are not limited to, all intellectual property, trade names, trade secrets, trademarks, personnel contracts, web site domains and content, strategic partnerships, publications, operating models, manuals, licenses, and all other confidential information relating to the AIMD platform concept. As a result, Mr. Hammack received an aggregate of 212,765 shares of our common stock.

Mr. Hammack determined the value of his intellectual property based on a good faith estimate of the cost to recreate such intellectual property. While the intellectual property acquired from Mr. Hammack does not include any patents or immediately patentable innovations, we did acquire the software foundation for our under construction AIMD platform. We believe the acquisition reduced our software development schedule by six to nine months.

The Vertitek Acquisition

On the Closing Date, we completed the Vertitek acquisition and Vertitek became our wholly owned subsidiary. Vertitek was established to provide unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor UAV designed specifically to meet the requirements of a growing commercial user base. The assets of Vertitek include, but are not limited to, all intellectual property, trade name, trade secrets, trademarks, personnel contracts, website domain and content, strategic partnerships, manuals, licenses and all other confidential information related to the V-1 DroneSM and other technologies under development by Vertitek.

Our Solutions

Our UAV solutions will consist of aerial data collection hardware, software and data storage solutions for commercial applications. We believe that our systems will collect and analyze the highest quality aerial data in the most efficient manner possible. We are currently developing our software and data storage solutions while we continue to test and refine our prototype hardware units.

AIMD Platform: Autonomous Intelligence for Mobilized Devices

We are creating a powerful and feature-rich system for connecting mobilized machines, drones and robots to enable communication, automation and visibility. We expect to be able to offer choices from dozens of industry applications that are experiencing a growing need for visibility to help maximize operational efficiencies, and have taken into consideration the need for a seamless point of integration, empowering the best-of-both-worlds – including hardware components and process information – to work better together. We developed the AIMD platform as the intersection point for real-time operational intelligence and effective work-flow that is accessible anywhere, anytime.

Our open application program interface (API) and support for industry standards are designed to make it easy to add capabilities, integrate existing systems and innovate with our partners in exciting new ways to harness all the power of their machines, devices and controllers. Designing enterprise-grade scalability and security into the AIMD platform was at the forefront of our functional requirements. In addition, simplicity, reducing the “speed to the field”, and filtering the crucial data are all at the top of our list. Our cloud-based interface provides access to our customers’ own rule-based actions and recognizes and reacts to empower all assets to perform better, even in extreme environments. We believe that our system will differ from existing product offerings because it will be the first of its kind to offer end users clearly defined next step options from a simplified user-friendly interface. In addition, while the majority of our competition is focused on building proprietary hardware and software systems, we are focused on making our solutions compatible with emerging industry standards, allowing solutions to be easily integrated with offerings from other industry participants.

15

AIMDx – Learning Service Module

AIMDx is part of the predictive intelligence required for next level businesses. Designed as an out-of-the-box external learning application, AIMDx lets clients connect, communicate and collaborate within a secure, cloud-based network regardless of device type. AIMD transforms the data feedback loop into usable information that allows for real-time streamlining of analysis and corrective action. From image analysis to route discrepancies, the AIMDx module drives production and automating information flow for a new level of efficiency, allowing for cross-referencing of first and third-party data sources. Unlike automation software, AIMDx looks for deep contact points of engagement, authentic end-use intelligence and lasting data assessment for use in the field. It’s quick and cost-effective via the cloud, and is focused on helping our customers achieve results.

Our Hardware Systems

In collaboration with Vertitek, we are developing the extremely versatile V-1 DroneSM. The multi-rotor platform features a large carbon fiber composite frame with high efficiency brushless motors. To further increase efficiency, the motors include large diameter carbon fiber blades. This provides powerful lift while increasing flight times. State-of-the-art lithium polymer batteries provide power to the rotor with amazing power-to-weight ratios. These batteries not only save weight, but also provide longer flight times than previous generations of batteries. Along with powerful batteries, the V-1 DroneSM will feature a fully autonomous autopilot. The autopilot system is based on the powerful 32-bit Pixhawk controller with many sensors and features. This controller provides more functionality with custom sensor packages. These packages range from Sonar, to GPS mapping, to a live first person view (FPV) of the surroundings. Each multi-rotor system can be customized to fit specific needs by upgrading, optimizing, and personalizing individual components.

Images of the V-1 DroneSM

The following are the hardware specifications for the V-1 DroneSM:

●	fully autonomous 32 bit Pixhawk flight controller

●	lightweight customized carbon fiber frame

●	high capacity lithium polymer batteries

●	high voltage 20 amp brushless speed controllers

●	large 17” carbon fiber propellers

●	available customized sensor packages

To date we have built and tested approximately 10 prototypes of the V-1 DroneSM. Mr. Hammack is allowing us the use of his ranchland to store and test the drones. When necessary we intend to expand our testing area to include farmland and other agricultural areas for real world usability testing.

Suppliers

Both our hardware and software solutions rely on certain outside suppliers for either operational components or software packages upon which our systems are constructed. While we rely heavily on 3D Robotics as our principle supplier for drone components, at this time there are multiple suppliers for almost all of the components that are required in our business and we do not foresee a situation under which we would be unable to receive the items required from these suppliers. Our V-1 DroneSM prototype is constructed mostly from readily available components. When we begin to manufacture the V-1 DroneSM for commercial sale, we will require certain proprietary components such as flight controllers and network interfacers to be manufactured to our specifications. This will limit our supply network and could leave us vulnerable in the event of an issue with such supplier. Where appropriate we will try to diversify our supply network as much as possible to mitigate future supply risks.

16

Business Plan Implementation Schedule

We will be unable to implement the remainder of our business plan until we are able to secure total financing of approximately $1,500,000. However, there can be no assurance that sufficient financing will be available or available on suitable terms. We have not established a schedule for the completion of specific tasks or milestones contained in our business plan, of which we have implemented approximately 15% as of the date of this prospectus, focused mainly on the development of our V-1 DroneSM. Virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over an eighteen-month period. We anticipate that we will require a total of $1,500,000 in order to deliver upon our business goals within a 24-month period.

Sales and Marketing Strategy

We plan to begin producing revenues from sales related to drone services, either through one-time contracts or through longer-term monitoring and data processing agreements. We plan to begin discussions within the agriculture industry to determine the areas in which our services could have an immediate impact, thus generating the most interest from early adopters. While we plan to attend industry conferences and association meetings in order to introduce our services, we believe that personal relationships and introductions will be our best avenue to capture revenues in the near-term.

We anticipate that within 24 months, we will be actively marketing our V-1 DroneSM for sale to commercial customers. In order to effectively sell the V-1 DroneSM, we will need to engage a professional sales and marketing team with experience in business-to-business sales. We expect that as the UAV market matures over the coming years there will be opportunities for collaborations with other interested parties which could provide additional markets for our product and services.

Characteristics and Make-Up Of Target Market

The UAV market is constantly changing, due in large part to the current regulatory challenges faced by the industry. It is impossible to predict exactly how new regulations will impact the market at this time.

Although our initial focus will be the agriculture and farming markets, our solutions, especially the V-1 DroneSM, will be applicable to a variety of markets. We will be constantly reviewing our target markets to ensure the success of our business model.

As the UAV industry matures in the coming years, the demand for our solutions will only increase. Our early entry into the commercial UAV marketplace will provide an opportunity to become one of the major solution providers in our target markets.

Competition

The commercial UAV market is characterized by many participants that offer very similar products. Therefore, our strategy is to begin offering advanced solutions that combine our software and hardware offerings in such a way to bring clear value to our customers.

Although this industry operates in a highly specialized niche, competition for business will be intense. We will face significant competition in the provision of both software solutions and hardware systems from the following companies, among others:

17

Hardware Vendors

●	Parrot Industries

●	PrecisionHawk

●	DJI Innovations

●	Helico Aerospace Industries

Software Solutions Providers

●	PrecisionHawk

●	AirWare

●	DroneCode

●	NV Drones

Intellectual Property

Our policy is to capitalize intellectual property related to the filing and acquisition of internally developed patents where appropriate.

Patent related expenses that are eligible for capitalization include:

●	legal fees related to the preparation and filing of a patent application;

●	legal fees related to the defense of a patent or patent application; and

●	filing fees related to the filing of a patent application.

Intellectual property for internally developed patents will be capitalized only in the above circumstances and will be amortized over the life of the patent, beginning on the grant date.

We have not filed any patents related to our UAV technologies as of the date hereof; however, we anticipate that we will begin to complete such filings in the near future.

Research and Development

Our current research and development activities are solely focused on the continued development of the AIMD platform as well as our collaboration on the V-1 DroneSM. We anticipate these efforts will lead to additional products being developed from the foundation of these two systems. If and when we are able to do this, engineering design development will be employed to aid in the development of these systems. At this time, however, we have no plans to pursue pure research and development activities at any point in the future.

Government Regulations

As a provider of technologies and services in the UAV industry we are likely to be subject to extensive regulation at both the federal and municipal levels. This will be especially true if we begin to offer operational services to our customers. We believe that increasing regulation in the drone space will be beneficial not only to our business, but to all commercial drone operators and solution providers. The barriers to entry created by such regulation will only help to differentiate the product and solutions being offered by professional companies versus those that are intended for the consumer marketplace.

The regulatory environment for commercial UAV use has not yet been codified in the United States. In addition to a few recent FAA exemptions, the key case, Huerta v. Pirker, has not brought definitive clarity, just more clearly defined positions on both sides of the dispute over the regulated or unregulated use of UAVs for commercial purposes.

UAV regulations for the United States airspace are still a patchwork of confusing, often contradictory rulings, generally based on regulations, which, in some cases, were codified decades ago. Based on the existing exemptions, those entities and organizations that are anticipating to utilize UAVs commercially will be required to receive pilot certifications, including medical certifications, which the FAA has attached to the few exemptions. Operators and pilots are likely to be distinguished. The FAA has recently determined that a drone registry will be implemented in order to more effectively track drones that stray into restricted airspace or are flown in violation of the law. We feel this registry is long overdue and will help to reduce the negative attention paid to the industry when hobbyist operators do not follow common sense guidelines for drone operations.

18

On the non-FAA side, there will be expanding barriers to entry into the UAV industry, especially if the FAA regulations should surprise us with low thresholds for an entry into the commercial field. From homeland security to privacy, there are real, and imaginary, dangers associated with the expanding use of UAVs in the United States. As U.S. domestic regulation continues to fall behind those of more forward thinking countries, it may become necessary for UAV companies to focus their efforts and resources outside the United States until such time as UAV regulations become more conducive to the game changing solutions that can only be delivered by tomorrow’s advanced UAV systems and technologies.

Employees

As of the date hereof, we do not have any full-time or part-time employees. We currently rely on the efforts of Gerald B. Hammack, our sole executive officer and director, and Sean Foster, the sole officer and director of Vertitek, to manage our operations. Mr. Hammack dedicates approximately 40 hours per week to the management of our operations along with the oversight of our autonomous vehicle software and hardware development projects, and Mr. Foster dedicates approximately 20 hours per week to the continued development of Vertitek’s autonomous vehicle prototypes. From time to time, we also engage consultants to provide specialized technical and support services, both in the implementation of our corporate structure as well as the advancement of our products and services.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1001 S Dairy Ashford Road, Suite 100, Houston, TX 77077 and our telephone number is (713) 595-6675. Our website address is www.valmie.com.

LEGAL PROCEEDINGS

We do not know of any material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholders are an adverse party or have a material interest adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States generally accepted accounting principles.

The following discussion and analysis of our results of operations and financial condition has been derived from and should be read in conjunction with our financial statements, including the notes thereto, that appear in the registration statement of which this prospectus forms a part.

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have not yet generated any revenue from operations.

Results of Operations

Revenue

We have not generated any revenue since our inception. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenue during the next 12 months continues to be uncertain.

19

Three Months ended August 31, 2015 and 2014

Expenses

During the three months ended August 31, 2015, we incurred $190,229 in operating expenses, including $177,280 in professional fees, $15,000 in management fees and $1,775 in transfer agent fees, as offset by a $3,826 gain in general and administrative expenses. During the same period in fiscal 2014, we incurred $7,870 in operating expenses, including $7,321 in professional fees, $149 in general and administrative expenses and $400 in transfer agent fees. The $182,359 increase in our operating expenses between the two periods was primarily attributable to the significant increase in our professional fees, which was in turn related to our obligations under a consulting agreement we entered into on September 1, 2014. During the three months ended August 31, 2015, our management fees and transfer agent fees also increased due to the general increase in our operations subsequent to the acquisition of Vertitek.

Net Loss

During the three months ended August 31, 2015, we incurred a net loss of $190,229, whereas we incurred a net loss of $7,870 during the same period in fiscal 2014. Our basic and diluted net loss per share during each of those periods was $0.00.

Nine Months ended August 31, 2015 and 2014

Expenses

During the nine months ended August 31, 2015, we incurred $407,144 in operating expenses, including $345,740 in professional fees, $37,000 in management fees, $20,476 in general and administrative expenses and $3,928 in transfer agent fees. During the same period in fiscal 2014, we incurred $42,303 in operating expenses, including $39,595 in professional fees, $1,433 in general and administrative expenses and $1,275 in transfer agent fees. The $364,841 increase in our operating expenses between the two periods was therefore largely attributable to the increases in our professional fees and operations as described above.

During the nine months ended August 31, 2015, we also incurred a $10,404,422 loss on the settlement of debt as offset by $1,190 in interest income, whereas we did not incur any such expense during the same period in fiscal 2014. The loss on the settlement of debt was entirely due to the issuances of common stock to various creditors that we completed on April 6, 2015, including 3,500,000 shares pursuant to the settlement of various promissory notes at a deemed price of $0.10 per share, which was well below the market price of our common stock on that day.

Net Loss

During the nine months ended August 31, 2015, we incurred a net loss of $10,810,376, whereas we incurred a net loss of $42,303 during the same period in 2014. Our basic and diluted net loss per share during those periods was $0.07 and $0.00, respectively.

Years Ended November 30, 2014 and 2013

Expenses

During the year ended November 30, 2014, we incurred $164,155 in operating expenses, including $136,415 in professional fees, $20,000 in management fees, $5,815 in general and administrative expenses and $1,925 in transfer agent fees. During the year ended November 30, 2013, we incurred $62,227 in operating expenses, including $32,866 in professional fees, $8,482 in general and administrative expenses, $14,473 in transfer agent fees and $6,406 in mining expenses. The $101,928 increase in our operating expenses between the two years was therefore primarily attributable to the increases in our professional and management fees during the most recent year, as offset by decreases in our mining and general and administrative and transfer agent expenses. In particular, the significant increase in our professional fees during the most year ended November 30, 2014 related to amounts paid or accrued to a consultant for assisting with the Vertitek acquisition transaction.

20

Net Loss

During the years ended November 30, 2014 and 2013, we incurred net losses of $164,155 and $62,227, respectively, both of which were equivalent to our operating expenses during those years. Our basic and diluted net loss per share during each of those years was $Nil.

Liquidity and Capital Resources

As of August 31, 2015

As of August 31, 2015, we had $2,702 in cash and cash equivalents, $3,052 in current assets, $2,912,640 in total assets, $199,592 in current liabilities, $237,185 in total liabilities, a working capital deficit of $196,540 and a retained deficit of $11,134,418.

During the nine months ended August 31, 2015, we used $290,275 in net cash on operating activities and our accounts payable increased by $116,342. During the same period in fiscal 2014, we used $14,615 in net cash on operating activities, our accounts payable increased by $22,688 and our prepaid expenses decreased by $5,000. The majority of our spending on operating activities for the nine months ended August 31, 2015 was attributable to our net loss as described above, as adjusted for the loss on the settlement of debt and changes in our accounts payable and accrued liabilities, and was associated with carrying out our reporting obligations under applicable securities laws and transitioning our business focus from mining to pursuing opportunities for the commercialization of products and services in the technology industry.

During the nine months ended August 31, 2015, we used $39,588 in net cash on investing activities, substantially all of which was in the form of advances to Vertitek and prototype development costs. During the same period in fiscal 2014, we did not use any net cash on investing activities.

During the nine months ended August 31, 2015, we received $320,000 from financing activities, all of which was in the form of proceeds from promissory notes. During the same period in fiscal 2014, we received $29,073 from financing activities, all of which was in the form of proceeds from a related party.

During the nine months ended August 31, 2015, our cash position decreased by $9,863 due to a combination of our operating, investing and financing activities.

As of November 30, 2014

As of November 30, 2014, we had $12,565 in cash and cash equivalents and total assets, $195,864 in total liabilities, a working capital deficit of $115,494 and an accumulated deficit of $324,042.

During the year ended November 30, 2014, we used $89,758 in net cash on operating activities, our accounts payable and accrued liabilities increased by $66,592, our prepaid expenses decreased by $5,000 and we accrued $2,805 in interest on certain promissory notes in the aggregate principal amount of $65,000. During the year ended November 30, 2013 we used $70,326 in net cash on operating activities, our accounts payable and accrued liabilities decreased by $3,099 and our prepaid expenses increased by $5,000. The majority of our spending on operating activities for the years ended November 30, 2014 and 2013 was therefore attributable to our net loss as described above, as adjusted for changes in our accounts payable and accrued liabilities, and was associated with our carrying out our reporting obligations under applicable securities laws.

We did not incur any expenditures on investing activities during the years ended November 30, 2014 or 2013.

During the year ended November 30, 2014, we received $102,323 in cash from financing activities, including $65,000 in the form of proceeds from promissory notes and $37,323 in the form of proceeds from related parties. During the year ended November 30, 2013, we received $66,200 from financing activities, substantially all of which was in the form of proceeds from a related party.

During the year ended November 30, 2014, our cash increased by $12,565 due to a combination of our operating and financing activities.

21

Our plans for the next 12 months are uncertain due to our current financial condition; however, we intend to raise additional funds through public or private placement offerings. If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any broker-dealer to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us. In the absence of such financing, we may be forced to cease or significantly curtail our operations.

Plan of Operations

We will need to raise additional capital to fully develop our business plan. We have a 24-month plan during which we intend to implement our business development and marketing plan. We believe we must raise approximately $1,500,000 to pay for expenses associated with the continued development of our AIMD platform as well as the development and commercialization of the Vertitek V-1 DroneSM. Of this, we plan to use $500,000 to finance anticipated activities during Phase I of our development plan as described below, and $1,000,000 to finance anticipated activities during Phase II.

Phase I

Description	Estimated Amount ($)
Complete the development of the AIMD platform	200,000
Finalize the design of the V-1 DroneSM	150,000
Hire sales staff to work with potential clients	50,000
Additional working capital to cover general and administrative expenses	100,000
Total	500,000

Phase II

Description	Estimated Amount ($)
Complete small-scale manufacturing of the V-1 DroneSM	500,000
Sales literature, displays and advertising expenses	200,000
Management and consulting fees, employee salaries	200,000
Additional working capital to cover general and administrative expenses	100,000
Total	1,000,000

Many of the developments enumerated in Phase II are dependent on the completion of our Phase I objectives, and both phases are dependent on us obtaining additional financing. There can be no assurance that we will be able to secure such financing, and if we are able to raise some but not all of the funds required to undertake the developments in Phase I and Phase II, our management will likely need to re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds to maintain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds, we will not be able to complete any of the milestones in either Phase I or Phase II. Due to the fact that many of the milestones are dependent on each other, if we are unsuccessful in obtaining additional financing, we may not be able to implement any facets of our business plan.

22

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as loans from our existing shareholders in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates, among other things, that we will continue to realize our assets and satisfy our liabilities in the normal course of business. As of August 31, 2015, we had a working capital deficit of $196,540 and a retained deficit of $11,134,418, and as of November 30, 2014, we had a working capital deficit of $115,494 and an accumulated deficit of $324,042. We intend to fund our operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the next 12 months.

Our ability to continue in existence is dependent upon, among other things, obtaining additional financing to continue our operations and the operations of Vertitek. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect our financial statements and future operations.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 22, 2015, we notified our independent registered public accounting firm, Anderson Bradshaw PLLC (“Anderson Bradshaw”), that we had decided to change auditors and were therefore dismissing Anderson Bradshaw, effective immediately. Our decision was approved by our sole director, also acting as the audit committee, on that same day, and concurrent with Anderson Bradshaw’s dismissal, our sole director appointed Heaton & Company, PLLC (“Heaton”) as our new independent registered public accounting firm.

During the fiscal years ended November 30, 2014 and 2013, and through September 22, 2015, neither us nor anyone acting on our behalf consulted Heaton regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Heaton concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of Anderson Bradshaw regarding our financial statements for the fiscal years ended November 30, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

During the fiscal years ended November 30, 2014 and 2013, and through September 22, 2015, we did not (i) have any disagreements (as defined in Item 304(a)(1(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Anderson Bradshaw on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Anderson Bradshaw, would have caused it to make reference thereto in connection with its reports; or (ii) experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

USE OF PROCEEDS

We may receive up to $2,500,000 in proceeds from the sale of securities to Tuverga pursuant to the Equity Investment Agreement. We intend to use all proceeds for general working capital and other corporate purposes.

DILUTION

The dilutive effect of the Equity Investment Agreement will be dependent on the actual purchase price that will be determined at the time of each put. To illustrate this dilutive effect, the following four scenarios are described using various purchase prices.

●	Scenario 1 - At an assumed purchase price of $0.15 ($0.30 market price after giving effect to the 50% discount) per share, we will be required to issue an aggregate of 10,000,000 shares of common stock in exchange for $1,500,000 in aggregate cash consideration.

●	Scenario 2 - At an assumed purchase price of $0.125 ($0.25 market price after giving effect to the 50% discount) per share, we will be required to issue an aggregate of 10,000,000 shares of common stock in exchange for $1,250,000 in aggregate cash consideration.

●	Scenario 3 - At an assumed purchase price of $0.075 ($0.15 market price after giving effect to the 50% discount) per share, we will be required to issue an aggregate of 10,000,000 shares of common stock in exchange for $750,000 in aggregate cash consideration.

●	Scenario 4 - At an assumed purchase price of $0.0375 ($0.075 market price after giving effect to the 50% discount) per share, we will be required to issue an aggregate of 10,000,000 shares of common stock in exchange for $375,000 in aggregate cash consideration.

The following table illustrates the per share dilution associated with each of the above Equity Investment Agreement scenarios. Net tangible book value per share represents the amount of total tangible assets, less total liabilities , less the par value of our preferred stock, divided by the number of shares outstanding. A s of August 31, 2015 , our net tangible book value was negative $236,133. All amounts are presented on a per share basis and totals may vary due to rounding.

	Scenario 1 ($)	Scenario 2 ($)	Scenario 3 ($)	Scenario 4 ($)
Offering price (net of discount)	0.15	0.1125	0.075	0.0375
Net tangible book value at August 31, 2015	(0.0037)	(0.0037)	(0.0037)	(0.0037)
Net tangible book value after giving effect to the Offering	0.0171	0.0120	0.0069	0.0019
Increase in net tangible book value per share attributable to cash payments made by new investors	0.0207	0.0157	0.0106	0.0056
Per share dilution to new investors	0.1329	0.1005	0.0681	0.0356

SELLING SHAREHOLDERS

The 14,839,270 shares of our common stock included in this prospectus either (a) were issued to the selling shareholders in the private sales in reliance upon the provisions of Section 4(a)(2) of the Securities Act or (b) will be issued to Tuverga in connection with the Equity Investment Agreement. Neither Tuverga nor any of the other selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

Tuverga may offer for sale all or part of the Tuverga Shares from time to time, and the table below assumes that Tuverga will sell all of the Tuverga Shares offered for sale. Tuverga is under no obligation, however, to sell any shares pursuant to this prospectus.

24

The following table sets forth, as to each of the selling shareholders: the number of shares of our common stock beneficially owned, based on each selling shareholder’s ownership of the common stock purchased pursuant to the Equity Investment Agreement or in the Private Placement Transactions; the number of shares of our common stock being offered by such selling shareholder pursuant to this prospectus; and the number of shares of our common stock beneficially owned upon completion of the offering and the percentage of beneficial ownership upon completion of the offering and entry into the Equity Investment Agreement based upon 64,092,035 shares of our common stock outstanding as of February 4, 2016, and the issuance of an estimated 10,000,000 shares of common stock to Tuverga pursuant to the Equity Investment Agreement.

Information in the table below and the notes thereto has been provided to us by the selling shareholders. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information listed below is not necessarily indicative of beneficial ownership for any other purpose. None of the selling shareholders have, within the last three years from the date of this prospectus, held any position, office or material relationship with the Company.

Name	Shares of Common Stock Held	Shares of Common Stock Being Registered	Beneficial Ownership After Offering(1)	Percentage of Beneficial Ownership After Offering
Shield Investments Inc. (2)	2,750,000	2,750,000	0	0
Masamos Services Ltd. (3)	1,000,000	1,000,000	0	0
Dome Capital LLC (4)	339,270	339,270	0	0
Tuverga Finance Ltd. (5)	750,000	10,750,000	0	0

Total	4,839,270	14,839,270	0	0

(1)	The numbers in this column assume each selling shareholder sells all of its shares being registered pursuant to this prospectus, including those subject to our rights under the Equity Investment Agreement with Tuverga.

(2)	Steven Drayton exercises sole voting and investment power over the securities held by Shield Investments Inc.

(3)	Dimitriy Protskiv exercises sole voting and investment power over the securities held by Masamos Services Ltd.

(4)	Lydia Cotton exercises sole voting and investment power over the securities held by Dome Capital LLC.

(5)	Antoine Ratsaphong exercises sole voting and investment power over the securities held by Tuverga Finance Ltd.

PLAN OF DISTRIBUTION

Each selling shareholder may, from time to time, sell any or all of the shares covered hereby on the OTC or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

25

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. However, pursuant to the Equity Investment Agreement, Tuverga has agreed not to engage in short selling activities with respect to our shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers or agents may receive compensation from the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers or agents may also receive compensation from the purchasers of the registered securities for which they act as agents or to whom they sell as principals, or both. A broker-dealer’s compensation will be negotiated in connection with the sale and may exceed the broker-dealer’s customary commissions. Broker-dealers, agents or the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of the registered securities. Any commission, discount or concession received by these broker-dealers or agents and any profit on the sale of the registered securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Because Tuverga is an “underwriter” and the other selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, other than the Tuverga Shares, which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the registered securities. There is currently no coordinating broker acting in connection with the proposed sale of the registered securities by the selling shareholders.

We have agreed to keep the registration statement of which this prospectus forms a part effective until the date on which all of the Tuverga Shares have been sold pursuant to this prospectus. The registered securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the registered securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to comply with the applicable securities laws of particular states, if applicable, the registered securities will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the registered securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Tuverga is an “underwriter” and the selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the shares of registered securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered securities may be deemed to be underwriting commissions or discounts under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the registered securities may not simultaneously engage in market making activities with respect to the registered securities for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the registered securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

26

We will pay all costs, expenses and fees associated with the registration of the registered securities, including without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. The selling shareholders will pay all underwriting commissions and discounts, selling or placement agent fees or broker fees and commissions, and transfer taxes, if any, associated with the sale of the registered securities. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in sales of the registered securities against specified liabilities, including liabilities arising under the Securities Act. The selling shareholders have agreed to indemnify certain persons against specified liabilities in connection with the offering of the registered securities, including liabilities arising under the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholders.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, Tuverga is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed Tuverga that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised Tuverga of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our amended and restated articles of incorporation, our amended and restated bylaws and the Nevada Revised Statues (the “NRS”). This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our amended and restated articles of incorporation and bylaws.

Common Stock

Our authorized capital consists of 750,000,000 shares of common stock, par value $0.001 per share. As of February 4, 2016, an aggregate of 64,092,035 shares of common stock were issued and outstanding.

The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs;

27

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

Our authorized capital also consists of 10,000,000 shares of shares of “blank check” preferred stock, par value $0.001, 2,000,000 of which have been designated as Series “A” preferred stock. As of the date hereof, all 2,000,000 shares of the Series “A” preferred stock are issued and outstanding and the remaining 8,000,000 shares of “blank check” preferred stock have yet to be designated or issued.

The “blank check” preferred stock may be issued from time to time in one or more series, and our Board of Directors is authorized to issue such stock in one or more series and to fix from time to time the number of shares to be included in any series and the designations, powers, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of all shares of such series.

Subject to the rights of the holders of any series of preferred stock pursuant to the terms of any preferred stock designation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our capital stock entitled to vote generally in the election of directors.

The shares of Series “A” preferred stock carry certain rights and preferences, including that the Series “A” Preferred Stock may be converted into shares of our common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance; that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock; and that in the event of our voluntary or involuntary liquidation, dissolution or winding-up, the Series “A” preferred stock has a priority on liquidation senior to that of our other preferred stock.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, when voting for the election of directors, can elect all of the directors to be elected, if they so choose. In that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

On December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effectuate the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

Other than as described above, we have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

28

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anderson Bradshaw PLLC of Salt Lake City, Utah, our former independent registered public accountant, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in its audit report. Anderson Bradshaw PLLC has presented its report with respect to our audited financial statements. On September 22, 2015, we dismissed Anderson Bradshaw PLLC as our independent registered public accountant. See “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

Bacchus Law Corporation of 925 West Georgia Street, Suite 1820, Vancouver, British Columbia, Canada V6C 3L2, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

As of the date hereof, we have 64,092,035 shares of common stock issued and outstanding.

Market Information

There is a limited public market for our common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol “VRMI”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on OTC Bulletin Board on December 6, 2012. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The high and low bid quotations of our common stock for the periods indicated below are as follows:

OTCQB
Quarter Ended	High ($)	Low ($)
November 30, 2015	0.33	0.122
May 31, 2015	6.00	0.41
February 28, 2015	2.55	0.31
November 30, 2014	0.31	0.31
August 31, 2014	0.31	0.31
May 31, 2014	0.65	0.30
February 28, 2014	0.65	0.65

29

Holders

As of the date hereof there are seven holders of record of our common stock, one of which is Cede & Co.

Dividends

On December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effectuate the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

Other than as described above, we have never paid dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date hereof, we do not have any compensation plans under which our equity securities are authorized for issuance. We intend to adopt an equity compensation plan in which our directors, officers, employees and consultants will be eligible to participate. However, no formal steps have been taken as of the date of this prospectus to adopt such a plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws allow the number of directors to be fixed by our Board of Directors. Our Board of Directors has fixed the number of directors at one.

As of the date hereof, the name, age and positions of our sole executive officer and director were as follows:

Name	Age	Position
Gerald B. Hammack	52	Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Hammack will serve as our director until our next shareholder meeting or until his successor is elected who accepts the position. Officers hold their positions at the will of the Board of Directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Gerald B. Hammack – Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014. He has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony, database management as well as substantial expertise in the setup and management of complex data processing systems. From 2008 to the present, he has acted as the Managing Director of Wizard Technical Services, a boutique firm located in Cushing, Texas, focused on the development of customized technology solutions for a diverse client base, including the development and management of a cloud-based Internet telephony solution for a niche telephony service provider as well as offsite management and oversight of legacy hardware and software systems.

Prior to 2008, Mr. Hammack served as the Director of Technical Services for the Orleans Parish Criminal Sheriff’s Office (OPCSO) in New Orleans, Louisiana. While holding the rank of Captain, Mr. Hammack’s experience and dedication were instrumental in restarting OPCSO’s operations after the devastation of Hurricane Katrina.

Mr. Hammack has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

30

Significant Employees

Other than Mr. Hammack and Mr. Foster, the sole officer and director of Vertitek, we do not expect any other individuals to make a significant contribution to our business at this time.

Family Relationships

There are no family relationships among our sole director, sole executive officer or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

●	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business activity;

●	being the subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies; or

●	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any stock, commodities or derivatives exchange or other self-regulatory organization.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because we have not yet finalized the content of such a code. Companies whose equity securities are listed for trading on the OTC Bulletin Board are not currently required to implement a code of ethics.

31

Audit Committee

On September 30, 2013, we established an audit committee and appointed our former sole executive officer and director as the sole member of the committee. He has since been replaced by our current sole executive officer and director, Gerald B. Hammack. Mr. Hammack is not an independent member of the committee pursuant to NASDAQ Listing Rule 5605(a)(2) since he is our sole executive officer. The Board of Directors adopted a charter for the audit committee on September 30, 2013, a copy of which was included as Exhibit 99.1 to our annual report for the fiscal year ended November 30, 2013, filed with the SEC on March 14, 2014.

The audit committee is responsible for reviewing both our interim and annual financial statements. For the purposes of performing their duties, the members of the audit committee have the right, at all times, to inspect all our books and financial records and discuss with management and our auditors any accounts, records and matters relating to our financial statements. The audit committee is required to meet periodically with management and annually with our auditors.

Our Board of Directors has determined that we do not presently need an audit committee financial expert on our Board of Directors carrying out the duties of the audit committee. Our Board of Directors has determined that the cost of hiring a financial expert to act as one of our directors and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the Board.

We do not have any independent directors and have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to our current and former sole officers and directors for all services rendered in all capacities to us. We do not have any other executive officers and no other individual received total compensation from us in excess of $100,000 during those years. Pursuant to Item 402(a)(5) of Regulation S-K, we have omitted certain columns from the table since there was no compensation awarded to, earned by or paid to these individuals required to be reported in such columns in either year.

Name and Principal Position	Year Ended November 30,	Salary ($)	Total ($)
Gerald B. Hammack,	2014	N/A	N/A
Chief Executive Officer (1)	2013	N/A	N/A

Timothy Franklin, former	2014	20,000	20,000
Chief Executive Officer (2)	2013	N/A	N/A

Khurram Shroff, former	2014	-	-
Chief Executive Officer (3)	2013	-	-

Mauro Baessato, former	2014	N/A	N/A
Chief Executive Officer (4)	2013	-	-

(1)	Gerald B. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014.

(2)	Timothy Franklin was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from April 16, 2014 until December 8, 2014.

(3)	Khurram Shroff was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from September 30, 2013 until April 16, 2014.

(4)	Mauro Baessato was our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director from our inception until September 30, 2013.

32

Outstanding Equity Awards at Fiscal Year-End

As of November 30, 2014, we did not have any outstanding equity awards.

Benefit Plans

We do not have any pension plan, profit sharing plan or similar plan for the benefit of our officers, directors or employees. However, we may establish such plans in the future.

Director Compensation

We do not pay our directors any fees for attendance at Board meetings or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of February 4, 2016 for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Common Stock	Gerald B. Hammack (3)	212,765	(4)
Common Stock	Timothy Franklin (5)	-	-
Common Stock	Khurram Shroff (6)	-	-
All Officers and Directors as a Group		-	-
Preferred Stock	Fen Holdings & Investments Ltd. (7) 10 route de l’Aeroport Geneva, Switzerland CH-1215	2,000,000	100

(1)	We are unaware of any shareholder who directly, or indirectly, controls or is the beneficial owner of more than 5% of our common stock.

(2)	Based on 64,092,035 shares of our common stock and 2,000,000 shares of our Series “A” preferred stock issued and outstanding as of February 4, 2016.

(3)	Gerald B. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014.

33

(4)	Less than 1%.

(5)	Timothy Franklin was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from April 16, 2014 until December 8, 2014. To our knowledge, Mr. Franklin is not a current shareholder or beneficial owner of any shares of our stock.

(6)	Khurram Shroff was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from September 30, 2013 until April 16, 2014. To our knowledge, Mr. Shroff is not a current shareholder or beneficial owner of any shares of our stock

(7)	Juergen Krause exercises sole voting and investment power over the securities held by Fen Holdings & Investments Ltd.

Changes in Control

As of February 4, 2016, we were not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 16, 2014, Fen Holdings & Investments Limited (“Fen”), a company incorporated in the British Virgin Islands and our majority stockholder, acquired an aggregate of 237,360,000 shares, or approximately 80.1% of our then issued and outstanding common stock from Khurram Shroff, our former sole officer and director, for the aggregate purchase price of $150,011.52. The acquisition of the shares by Fen was governed by the terms of a stock purchase agreement between Fen and Mr. Shroff dated April 8, 2014. On January 16, 2015, Fen agreed to cancel those shares in exchange for the issuance of 2,000,000 shares of our Series “A” preferred stock.

On January 20, 2015, we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015, we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos, on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek (the “Acquisition”). As a result of the Acquisition, Vertitek became our wholly owned subsidiary.

On July 15, 2015, we entered into an asset purchase agreement with our sole officer and director, Gerald B. Hammack, pursuant to which we acquired all of the right, title and interest in and to certain intellectual property related to the AIMD platform in consideration for the issuance of $100,000 worth of common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. As a result, Mr. Hammack received an aggregate of 212,765 shares of our common stock.

During the period ended August 31, 2015, we paid management fees of $5,000 (2014 – $Nil) to Timothy Franklin our former sole officer and director, and $32,000 (2014 – $Nil) to Mr. Hammack, and converted $33,927 (2014 – $Nil) into common stock for debt repayment previously owed to Mr. Shroff, resulting in a loss on the settlement of debt in the amount of $919,422. We had $10,782 (2014 – $Nil) of debt forgiven from Mr. Franklin.

As of August 31, 2015, we were obligated to Mr. Shroff for non-interest bearing, unsecured and with no fixed terms of repayment loans with a balance of $Nil (November 30, 2014 – $19,146). We also owed $Nil to Fen at August 31, 2015 (November 30, 2014 – $25,663).

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Promoters

We believe that the following persons may be deemed to be our promoters as such term is defined in Rule 405 under the Securities Act:

●	Khurram Shroff, our former sole officer and director and former majority shareholder, for the period from September 30, 2013, the date he acquired his majority control, until April 16, 2014, the date he sold his majority control to Fen; and

●	Mauro Baessato, our founder, former sole officer and director and former majority shareholder, from our inception, the date he acquired his majority control, until September 30, 2013, the date he sold his majority control to Mr. Shroff.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we currently use the definition in NASDAQ Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that our sole director does not meet this definition of independence due to the fact that he is also our sole executive officer.

We do not currently have a separately designated nominating or compensation committee.

34

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers to the fullest extent provided by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We plan to file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares of common stock offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the registration statement, certain items are contained in exhibits and schedules as permitted by the rules and regulations of the SEC. You should read this prospectus and any prospectus supplement together with the registration statement and the exhibits filed with or incorporated by reference into the registration statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

Island Stock Transfer is our transfer agent. It can be contacted by mail at 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 or by phone at (727) 289-0010.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

35

VALMIE RESOURCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2015

(Stated in US Dollars)

(Unaudited)

F-1

Valmie Resources, Inc.

Consolidated Balance Sheets

(Stated in US Dollars)

	August 31, 2015	November 30, 2014
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents (Note 4)	$2,702	$12,565
Prepaid expenses	350	-
Total Current Assets	3,052	12,565
Prototype development (at cost)	32,443	-
Intangible asset s (Note s 3 and 9)	2,877,145	-
Total Assets	$2,912,640	$12,565

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities (Note 6)	$199,592	$83,250
Due to related parties (Note 7)	-	44,809
Total Current Liabilities	199,592	128,059
Promissory Notes (Note 8)	37,593	67,805
Total Liabilities	237,185	195,864

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Capital stock (Note 5)
Authorized:
10,000,000 preferred shares, $0.001 per share (Nil – November 30, 2014)
750,000,000 common shares, $0.001 par value (750,000,000 – November 30, 2014)
Issued and outstanding:
2,000,000 preferred shares (Nil – November 30, 2014)	2,000	-
64,092,035 common shares (296,400,000 – November 30, 2014)	64,092	296,400

Additional paid-in capital	13,743,781	(155,657)
Retained deficit	(11,134,418)	(324,042)
Total Stockholders’ Equity (Deficiency)	2,675,455	(183,299)

Total Liabilities and Stockholders’ Equity (Deficiency)	$2,912,640	$12,565

The accompanying notes are an integral part of these consolidated financial statements

F-2

Valmie Resources, Inc.

Consolidated Statements of Operations

(Stated in US Dollars)

(Unaudited)

	Three Months Ended August 31, 2015	Three Months Ended August 31, 2014	Nine Months Ended August 31, 2015	Nine Months Ended August 31, 2014

Revenue:	$-	$-	$-	$-

Operating Expenses:
General and administrative	(3,826)	149	20,476	1,433
Management fees	15,000	-	37,000	-
Professional fees	177,280	7,321	345,740	39,595
Transfer agent fees	1,775	400	3,928	1,275

Loss from Operations	(190,229)	(7,870)	(407,144)	(42,303)

Other income (expenses)
Interest	-	-	1,190	-
Loss on settlement of debt	-	-	(10,404,422)	-
	-	-	(10,403,232)	-

Net Loss for the Period	$(190,229)	$(7,870)	$(10,810,376)	$(42,303)

Basic and Diluted Loss per Common Share	63,987,965	296,400,000	150,774,391	296,400,000

Weighted Average Number of Common Shares Outstanding	$(0.00)	$(0.00)	$(0.07)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements

F-3

Valmie Resources, Inc.

Consolidated Statements of Cash Flows

August 31, 2015

(Stated in US Dollars)

(Unaudited)

	Nine Months Ended August 31, 2015	Nine Months Ended August 31, 2014

Cash Flows from Operating Activities
Net loss for the period	$(10,810,376)	$(42,303)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on settlement of debt by issuing common stock	10,404,422	-

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	116,342	22,688
Prepaid expenses	(350)	5,000
Interest accrual	(313)	-
Net cash used in operations	(290,275)	(14,615)

Cash Flows from Investing Activities
Advances to Vertitek Inc.	(25,500)	-
Cash acquired on the acquisition of Vertitek Inc.	6,132	-
Increase in prototype development	(20,220)	-
Net cash used in investing activities	(39,588)	-

Cash Flows from Financing Activities
Proceeds from related party payable	-	29,073
Proceeds from promissory notes	320,000	-
Net cash provided by financing activities	320,000	29,073

Change in cash and cash equivalents	(9,863)	14,458

Cash and cash equivalents - beginning of period	12,565	-

Cash and cash equivalents - end of period	$2,702	$14,458

Supplementary Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Supplementary Disclosure of Non-Cash Investing & Financing Activity
Issuance of common stock for intangible assets	$2,870,000	$-
Issuance of common stock to settle debt	$383,927	$-

 The accompanying notes are an integral part of these consolidated financial statements

F-4

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

1. Organization

Valmie Resources, Inc. (the “Company”) was incorporated on August 26, 2011, in the State of Nevada, USA. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”), and the Company’s fiscal year end is November 30.

In early December 2014, the Company changed its business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry.

On March, 31, 2015, the Company acquired 100% interest in Vertitek Inc., a Wyoming corporation (“Vertitek”).

Vertitek was established to provide unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor UAV designed specifically to meet the requirements of a growing commercial user base.

2. Basis of Presentation

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”). They do not include all information and footnotes required by US GAAP for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended November 30, 2014, included in the Company’s Form 10-K filed with the SEC. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended August 31, 2015, are not necessarily indicative of the results that may be expected for the year ending November 30, 2015.

3. Acquisition of Vertitek Inc.

On March 31, 2015, the Company issued 1,000,000 shares of common stock in exchange for 100% of the issued and outstanding shares of Vertitek. Vertitek was previously named Landstar Leasing, Inc. (“Landstar”) and was incorporated pursuant to the Wyoming Business Corporation Act on February 19, 2014. On November 19, 2014, Landstar changed its name to Vertitek Inc. As a result of the acquisition, Vertitek became a wholly owned subsidiary of the Company.

In December 2014, the Company changed its business focus from mining to opportunities in the technology industry. The acquisition of Vertitek enables the Company to pursue its new business focus as Vertitek has focused on the development of unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor unmanned aerial vehicle (“UAV”) designed specifically to meet the requirements of a growing commercial user base.

3. Acquisition of Vertitek Inc. (continued)

The acquisition was accounted for as an asset acquisition in accordance with US GAAP as Vertitek did not meet the definition of a business. Vertitek did not consist of processes (systems, standards, protocols, conventions or rules) that would be able to be applied to those inputs and have the ability to create outputs as required by Accounting Standards Codification 805.

In exchange for common stock of $2,770,000, the Company acquired $18,355 of financial assets, $2,777,145 of intangible assets related to intellectual property and $25,500 of financial liabilities .

F-5

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

4. Cash and Cash Equivalents

	August 31, 2015	November 30, 2014

Cash on deposit	$2,702	$3,027
Funds held in trust	-	9,538
	$2,702	$12,565

5. Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 shares of common stock with a par value of $0.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 3, 2013, the holders of a majority of the Company’s issued and outstanding common stock approved an increase in its authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The Company formally effected the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

On December 3, 2013, the Company’s sole director approved a stock dividend of 59 authorized but unissued shares of its common stock on each one (1) issued and outstanding share of its common stock held by shareholders of record as of December 16, 2013. The payment date for the stock dividend was December 17, 2013, as determined by the Financial Industry Regulatory Authority (FINRA). Upon the payment of the stock dividend, the Company had 296,400,000 issued and outstanding shares of common stock, which represents an increase of 291,460,000 shares over its prior total of 4,940,000 issued and outstanding shares of common stock. The split is reflected retrospectively in the accompanying financial statements.

On December 10, 2014, the holders of a majority of the Company’s issued and outstanding common stock approved a set of amended and restated articles of incorporation that, among other things, increased the Company’s authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

On December 11, 2014, the Company’ sole director approved the designation of 2,000,000 shares of the Company’s authorized but unissued “blank check” preferred stock, par value $0.001, as Series “A” preferred stock. The shares of Series “A” preferred stock carry certain rights and preferences, may be converted into shares of the Company’s common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

The preferred stock ranks senior to (a) any other series of preferred stock of the Company currently existing or hereafter created (b) the common stock of the Company, now existing or hereafter issued and (c) any other class of securities of the Company, in each case with respect to dividend distributions and distributions of assets upon the liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

The Company formally effected the designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

F-6

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

5. Capital Stock (continued)

Share Issuances

On January 16, 2015, the owner of an aggregate of 237,360,000 shares of the Company’s common stock agreed to cancel those shares in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock. As a result, the number of issued and outstanding shares of the Company’s common stock decreased from 296,400,000 to 59,040,000.

On April 6, 2015, the Company issued 3,500,000 shares of common stock at a deemed price of $0.10 per share in settlement of promissory notes totaling $350,000, including $300,000 in proceeds received during the current fiscal year. The stock was valued at the $2.81 trading price per share, resulting in a loss on the settlement of debt in the amount of $9,485,000 .

On April 6, 2015, the Company issued 339,270 shares of common stock at a deemed price of $0.10 per share in settlement of related party loans totaling $33,927. The stock was valued at the $2.81 trading price per share, resulting in a loss on the settlement of debt in the amount of $919,422.

On April 6, 2015, the Company issued 1,000,000 shares of common stock at a price of $2.77 per share for the acquisition of Vertitek. The stock was valued at $2.77 per share on the effective date of the acquisition of Vertitek, March 31, 2015.

On July 21, 2015, the Company issued 212,765 shares of common stock at a deemed price of $0.47 per share for the purchase of all of the rights, title and interest in and to certain intellectual property from the Company’s President.

As of August 31, 2015 the Company had 64,092,035 issued and outstanding shares of common stock and 2,000,000 issued and outstanding shares of Series “A” preferred stock.

As of August 31, 2015, the Company had no issued or outstanding stock options or warrants.

6. Mineral Property Costs

Lander County, Nevada Claims

On September 30, 2011, the Company entered into an option agreement that would provide for the purchase of a 100% interest in the Carico Lake Valley Property (the “Property”). The Property is located in the State of Nevada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)	$15,000 cash on September 30, 2011 (paid);

b)	an additional $30,000 cash on September 30, 2013 (not paid);

c)	an additional $60,000 cash on September 30, 2013 (not paid);

d)	an additional $120,000 cash on September 30, 2014 (not paid) and

e)	incur a minimum of $125,000 ($12,654 has been incurred as of August 31, 2015) on exploration and development work by December 31, 2013 and every subsequent year thereafter, through 2014.

F-7

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

6. Mineral Property Costs (continued)

The entity that owns the Property has made the 2014 payments due to the Bureau of Land Management, Nevada (“BLM”) and Lander County. The payments ($6,406) are reflected in accounts payable and accrued liabilities.

The Company is responsible for any and all property payments due to any government authority on the property during the term of this option agreement (BLM: $3,920 yr., Lander County: $294 yr.).

The entity that owns the Property terminated the option agreement with the Company on July 28, 2014 and the above mentioned reimbursement of $6,406 remains outstanding. The Company has no further rights to the Property.

7. Related Party Transactions

On July 15, 2015, the Company entered into an asset purchase agreement with its current President pursuant to which the Company acquired all of the right, title and interest in and to certain intellectual property from the President in consideration for the issuance of $100,000 worth of common stock on that date at a deemed price of $0.47 per share. As a result, the Company issued 212,765 shares of common stock to the President.

During the period ended August 31, 2015, the Company paid management fees of $5,000 (2014 – $Nil) to a former director and $32,000  (2014 – $Nil) to its current President, and converted $33,927 (2014 – $Nil) into common stock for debt repayment to a former director resulting in a loss on the settlement of debt in the amount of $919,422. The Company had $10,782 (2014 – $Nil) of debt forgiven from a former director.

As of August 31, 2015, the Company was obligated to a former director for non-interest bearing, unsecured and with no fixed terms of repayment loans with a balance of $Nil (November 30, 2014 – $19,146). The Company also owed $Nil to its majority shareholder at August 31, 2015 (November 30, 2014 – $25,663).

8. Promissory Notes

On August 18, 2014, the Company entered into a promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on August 18, 2016. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

On October 7, 2014, the Company entered into a promissory note agreement with Investor A for an aggregate amount of $25,000 plus simple interest at an annual interest rate of 15%, repayable on October 7, 2016. On April 6, 2015, the promissory note was settled through the issuance of 250,000 shares of common stock. The Company recognized a loss of $677,500 in connection with the debt settlement.

On October 22, 2014, the Company entered into a promissory note agreement with Investor B for an aggregate amount of $15,000 plus simple interest at an annual interest rate of 15%, repayable on October 22, 2016. As of August 31, 2015, $15,000 was received and interest accrued of $1,769.

On November 23, 2014, the Company entered into a promissory note agreement with Investor C for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on November 23, 2016. On April 6, 2015, the promissory note was settled through the issuance of 750,000 shares of common stock. The Company recognized a loss of $2,032,500 in connection with the debt settlement.

On December 29, 2014, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on December 29, 2016. On April 6, 2015, the promissory note was settled through the issuance of 750,000 shares of common stock. The Company recognized a loss of $2,032,500 for the debt settlement.

F-8

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

8. Promissory Notes (continued)

On January 26, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on January 26, 2017. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

On February 27, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $25,000 plus simple interest at an annual interest rate of 15%, repayable on February 27, 2017. On April 6, 2015, the promissory note was settled through the issuance of 250,000 shares of common stock. The Company recognized a loss of $677,500 in connection with the debt settlement.

On March 20, 2015, the Company entered into another promissory note agreement with Investor A for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on March 20, 2017. On April 6, 2015, the promissory note was settled through the issuance of 500,000 shares of common stock. The Company recognized a loss of $1,355,000 in connection with the debt settlement.

On July 30, 2015, the Company entered into a promissory note agreement with Investor D for an aggregate amount of $20,000 plus simple interest at an annual interest rate of 15%, repayable on July 30, 2017. The note is secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or hereafter acquired, and all proceeds thereof. As of August 31, 2015, $20,000 was received and interest accrued of $263.

9. Intangible Assets

On July 15, 2015, the Company entered into an asset purchase agreement with its current President pursuant to which the Company acquired all of the right, title and interest in and to certain intellectual property from the President in consideration for the issuance of $100,000 worth of common stock on that date at a deemed price of $0.47 per share. As a result, the Company issued 212,765 shares of common stock to the President.

The following table sets forth the changes in the carrying amount of the Company’s intangible assets for the nine months ended August 31, 2015:

	August 31, 2015	November 30, 2014

Acquisition of Vertitek Inc.	$2,777,145	$-
Acquisition of AIMD	$100,000	$-

The Company reviews identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the nine months ended August 31, 2015, the Company recorded $nil ($nil – 2014) impairment loss for intangible assets.

10. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 26, 2011 (date of inception) through August 31, 2015 of $11,134,418 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $3,897,046 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

F-9

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

10. Provision for Income Taxes (continued)

The Company has no tax position at August 31, 2015 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at August 31, 2015. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities. The tax years for November 30, 2014, 2013, 2012 and 2011 are still open for examination by the Internal Revenue Service (IRS).

	Nine months ended August 31, 2015
	Amount	Tax Effect (35%)

Net operating losses	$10,810,376	$3,783,632

Valuation allowance	(10,810,376)	(3,783,632)

Net deferred tax asset (liability)	$-	$-

	Nine months ended August 31, 2014
	Amount	Tax Effect (35%)

Net operating losses	$42,303	$14,806

Valuation allowance	(42,303)	(14,806)

Net deferred tax asset (liability)	$-	$-

11. Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at August 31, 2015, the Company had a working capital deficiency of $196,540 (November 30, 2014 – $115,494) and a retained deficit of $11,134,418 (November 30, 2014 – $324,042). The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next 12 months.

The ability of the Company to continue in existence is dependent upon, among other things obtaining additional financing to continue operations and the operations of Vertitek.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-10

Valmie Resources, Inc.

Notes to Consolidated Financial Statements

August 31, 2015

(Stated in US Dollars)

(Unaudited)

12. Commitments

Consulting

Pursuant to a consulting agreement dated September 1, 2014, the Company is obligated to pay one consultant $25,000 per month for a term of one year and reimburse the consultant’s reasonable expenses incurred in the course of providing services under the agreement. For the nine months ended August 31, 2015, the Company had paid or accrued $366,286 in fees and expenses under the agreement and $448,786 from the beginning of the agreement.

Memorandum of Understanding (“MOU”)

On April 29, 2015, the Company entered into a MOU with Alpha Search and Recover (“ASAR”) to facilitate and promote cooperation between ASAR and the Company in a subsequent Agreement that will outline ASAR’s interest in utilizing the Company’s UAV technology and AIMD software platform for search and rescue missions. This MOU will expire 180 days from the date set forth above if no definitive Agreement is executed. As at August 31, 2015, no final formal agreement is in place as negotiation continues in regards to specification of the drone that will be provided.

Letter of Intent

Pursuant to a Letter of Intent dated July 7, 2015, the Company is obligated to pay one vendor $5,000 for costs incurred to construct a prototype and testing of such prototype. As at August 31, 2015, $3,000 has been paid in relations to this agreement.

13. Subsequent Events

The Company has evaluated subsequent events from August 31, 2015, through the date these financial statements were issued and determined there are no additional items to disclose.

F-11

VALMIE RESOURCES, INC.

INDEX TO FINANCIAL STATEMENTS

November 30, 2014

(Stated in US Dollars)

F-12

Russell E. Anderson, CPA Russ Bradshaw, CPA William R. Denney, CPA Kristofer Heaton, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management
Valmie Resources, Inc.

999 18th Street, Suite 3000

Denver, Colorado 80202

We have audited the accompanying balance sheets of Valmie Resources, Inc. as of November 30, 2014 and 2013, and the related statements of operations, changes in stockholders’ (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valmie Resources, Inc. as of November 30, 2014 and 2013, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

5296 S. Commerce Dr
Suite 300 Salt Lake City, Utah 84107
USA
(T) 801.281.4700
(F) 801.281.4701
/s/ Anderson Bradshaw PLLC
Anderson Bradshaw PLLC
Salt Lake City, Utah
March 13, 2015

abcpas.net

F-13

Valmie Resources, Inc.

Balance Sheets

(Stated in US Dollars)

	November 30, 2014	November 30, 2013
ASSETS

Current Assets
Cash and cash equivalents (Note 3)	$12,565	$-
Prepaid expenses	-	5,000
Total Current Assets	12,565	5,000
Total Assets	$12,565	$5,000

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities (Note 5)	$83,250	$16,658
Due to related parties (Note 6)	44,809	7,486
Total Current Liabilities	128,059	24,144
Promissory Notes (Note 7)	67,805	-
Total Liabilities	195,864	24,144

STOCKHOLDERS’ DEFICIENCY

Capital stock (Note 4)
Authorized:
750,000,000 common shares, $0.001 par value Issued and outstanding:
296,400,000 common shares (296,400,000 – November 30, 2013)	296,400	296,400
Additional paid-in capital	(155,657)	(155,657)
Accumulated deficit	(324,042)	(159,887)
Total Stockholders’ Deficiency	(183,299)	(19,144)

Total Liabilities and Stockholders’ Deficiency	$12,565	$5,000

The accompanying notes are an integral part of these financial statements

F-14

Valmie Resources, Inc.

Statements of Operations

(Stated in US Dollars)

	Year Ended November 30, 2014	Year Ended November 30, 2013

Revenue:	$-	$-

Operating Expenses:
General and administrative	5,815	8,482
Management fees (Note 6)	20,000	-
Mining expenses (Note 5)	-	6,406
Professional fees	136,415	32,866
Transfer agent fees	1,925	14,473

Net Loss for the Year	(164,155)	(62,227)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)
Weighted Average Number of Common Shares Outstanding	296,400,000	296,400,000

The accompanying notes are an integral part of these financial statements

F-15

Valmie Resources, Inc.

Statements of Changes in Stockholders’ Deficiency

(Stated in US Dollars)

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficiency
Balance – November 30, 2012	296,400,000	$296,400	$(247,000)	$(97,660)	$(48,260)
Debt cancellation	-	-	91,343	-	91,343
Loss for the year	-	-	-	(62,227)	(62,227)

Balance November 30, 2013	296,400,000	296,400	(155,657)	(159,887)	(19,144)

Loss for the year	-	-	-	(164,155)	(164,155)

Balance – November 30, 2014	296,400,000	$296,400	$(155,657)	$(324,042)	$(183,299)

The accompanying notes are an integral part of these financial statements

F-16

Valmie Resources, Inc.

Statements of Cash Flows

(Stated in US Dollars)

	Year Ended November 30, 2014	Year Ended November 30, 2013

Cash Flows from Operating Activities
Net loss for the year	$(164,155)	$(62,227)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	66,592	(3,099)
Prepaid expenses	5,000	(5,000)
Interest accrual	2,805
Net cash used in operations	(89,758)	(70,326)

Cash Flows from Financing Activities
Proceeds from related party payable	37,323	66,313
Payments to related party payable	-	(113)
Proceeds from promissory notes	65,000	-
Issuance of common shares for cash	-	-
Net cash provided by financing activities	102,323	66,200

Change in cash and cash equivalents	12,565	(4,126)

Cash and cash equivalents - beginning of year	-	4,126

Cash and cash equivalents - end of year	$12,565	$-

Supplementary Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash financing activities:
Accounts payable paid by related party	$-	$-
Loans contributed to capital	$-	$91,343

The accompanying notes are an integral part of these financial statements

F-17

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

1. Organization

Valmie Resources Inc. (the “Company”) was incorporated on August 26, 2011, in the State of Nevada, USA. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAPP”), and the Company’s fiscal year end is November 30.

The Company is an exploration stage company that engaged principally in the acquisition, exploration, and development of resource properties.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission (the “SEC”) include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $12,565 in cash and cash equivalents at November 30, 2014 (November 30, 2013 - $nil).

Start-Up Costs

In accordance with FASC 720-15-20 “Start-Up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Mineral Acquisition and Exploration Costs

The Company has been in the exploration stage since its formation on August 26, 2011 and has not yet realized any revenue from its planned operations. It was primarily engaged in the acquisition, exploration, and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-18

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

2. Significant Accounting Policies – Continued

Net Income or (Loss) per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings Per Share”, (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

Foreign Currency Translations

The Company’s functional and reporting currency is the US dollar. All transactions initiated in other currencies are translated into US dollars using the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the US dollar at the rate of exchange in effect at the balance sheet date. Unrealized exchange gains and losses arising from such transactions are deferred until realization and are included as a separate component of stockholders’ equity (deficit) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

No significant realized exchange gains or losses were recorded as at November 30, 2014.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. As at November 30, 2014, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss as at November 30, 2014.

Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial, operational, technological, and other risks associated with operating a resource exploration business, including the potential risk of business failure.

Environmental Expenditures

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company’s policy is to meet or, if possible, surpass standards set by relevant legislation by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. All of these types of expenditures incurred since inception have been charged against earnings due to the uncertainty of their future recoverability. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

F-19

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

2. Significant Accounting Policies – Continued

Recent Accounting Pronouncements

Recent accounting pronouncements that are listed below did not, and are not currently expected to, have a material effect on the Company’s financial statements, but will be implemented in the Company’s future financial reporting when applicable.

FASB Statements

In June 2009, the FASB established the Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with US GAAP. Rules and interpretive releases of the SEC issued under authority of federal securities laws are also sources of US GAAP for SEC registrants. Existing US GAAP was not intended to be changed as a result of the ASC, and accordingly the change did not impact the Company’s financial statements. The ASC does change the way the guidance is organized and presented.

Accounting Standards Updates (“ASUs”) through ASU No. 2015-02 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

3. Cash and Cash Equivalents

	November 30, 2014	November 30, 2013

Cash on deposit	$3,027	$-
Funds held in trust	9,538	-
	$12,565	$-

4. Capital Stock

Authorized Stock

At inception, the Company authorized 100,000,000 shares of common stock with a par value of $0.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 3, 2013, the holders of a majority of the Company’s issued and outstanding common stock approved an increase in its authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The Company formally effected the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

F-20

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

4. Capital Stock (continued)

On December 3, 2013, the Company’s sole director approved a stock dividend of 59 authorized but unissued shares of its common stock on each one (1) issued and outstanding share of its common stock held by shareholders of record as of December 16, 2013. The payment date for the stock dividend was December 17, 2013, as determined by the Financial Industry Regulatory Authority (FINRA). Upon the payment of the stock dividend, the Company had 296,400,000 issued and outstanding shares of common stock, which represents an increase of 291,460,000 shares over its prior total of 4,940,000 issued and outstanding shares of common stock. The split is reflected retrospectively in the financial statements.

Share Issuances

As at November 30, 2014, the Company has issued shares of its common stock as follows:

Date	Description	Shares	Price Per Share	Amount
09/29/11	Shares issued for cash	210,000,000	$0.00017	$35,000
11/15/11	Shares issued for cash	86,400,000	0.00017	14,400
	Cumulative Totals	296,400,000		$49,400

Of these shares, 210,000,000 were issued to a director and officer of the Company. 86,400,000 shares were issued to independent investors.

At November 30, 2014, the Company had no issued or outstanding stock options or warrants.

5. Mineral Property Costs

Lander County, Nevada Claims

On September 30, 2011, the Company entered into an option agreement that would provide for the purchase of a 100% interest in the Carico Lake Valley Property (the “Property”). The Property is located in the State of Nevada.

To complete the option, the agreement requires the Company to make the following payments and incur the following amounts on exploration and development:

a)	$15,000 cash on September 30, 2011 (paid);

b)	an additional $30,000 cash on September 30, 2013 (not paid);

c)	an additional $60,000 cash on September 30, 2013 (not paid);

d)	an additional $120,000 cash on September 30, 2014 (not paid) and

e)	incur a minimum of $125,000 ($12,654 has been incurred as of November 30, 2014) on exploration and development work by December 31, 2013 and every subsequent year thereafter, through 2014.

The entity that owns the Property has made the 2014 payments due to the Bureau of Land Management, Nevada (“BLM”) and Lander County. The payments ($6,406) are reflected in accounts payable and accrued liabilities.

F-21

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

5. Mineral Property Costs (continued)

The Company is responsible for any and all property payments due to any government authority on the property during the term of the option agreement (BLM: $3,920 yr., Lander County: $294 yr.).

The entity that owns the Property terminated the option agreement with the Company on July 28, 2014 and the above mentioned reimbursement of $6,406 remains outstanding. The Company has no further rights to the Property.

As at November 30, 2014, the Company has incurred the following on the Property:

	November 30, 2014	November 30, 2013
Acquisition cost	$15,000	$15,000

Exploration costs, beginning of period	$12,654	$6,248
Exploration costs incurred	$0	$6,406
Exploration costs, end of period	$12,654	$12,654

6. Related Party Transactions

During the year ended November 30, 2014 the Company paid management fees of $20,000 (November 30, 2013 - $nil) to a former director.

As of November 30, 2014, the Company was obligated to a former director for non-interest bearing, unsecured and with no fixed terms of repayment loans with a balance of $19,146 (November 30, 2013 - $7,486). The Company also owed $25,663 to its majority shareholder at November 30, 2014.

7. Promissory Notes

On August 18, 2014, the Company entered into a promissory note agreement with an investor for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on August 18, 2016. The note is secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. As of November 30, 2014, the aggregate amount of $50,000 was received and interest accrued of $2,158.

On October 22, 2014, the Company entered into a promissory note agreement with an investor for an aggregate amount of $15,000 plus simple interest at an annual interest rate of 15%, repayable on October 22, 2016. As of November 30, 2014, the aggregate amount of $15,000 was received and interest accrued of $647.

On November 23, 2014, the Company entered into a promissory note agreement with an investor for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on November 23, 2016. The note is secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. As of November 30, 2014, $Nil was received in relation to the note and $Nil interest accrued.

F-22

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

8. Provision for Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Exploration stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from August 26, 2011 (date of inception) through November 30, 2014 of $324,042 will begin to expire in 2031. Accordingly, deferred tax assets of approximately $109,606 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at November 30, 2014 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at November 30, 2014. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities. The tax years for November 30, 2014, 2013, 2012 and 2011 are still open for examination by the Internal Revenue Service (IRS).

	2014
	Amount	Tax Effect (35%)

Net operating losses	$164,155	$57,454

Valuation allowance	(164,155)	(57,454)

Net deferred tax asset (liability)	$-	$-

	2013
	Amount	Tax Effect (35%)

Net operating losses	$62,227	$21,779

Valuation allowance	(62,227)	(21,779)

Net deferred tax asset (liability)	$-	$-

F-23

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

9. Going Concern and Liquidity Considerations

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at November 30, 2014, the Company had a working capital deficiency of $115,494 (November 30, 2013 - $19,144) and an accumulated deficit of $324,042 (November 30, 2013 - $159,887). The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next 12 months.

The ability of the Company to continue in existence is dependent upon, among other things, obtaining additional financing to continue operations and the operations of Vertitek. See Note 11.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

10. Commitments

Pursuant to a consulting agreement dated September 1, 2014, the Company is obligated to pay one consultant $25,000 per month for a term of one year and reimburse the consultant’s reasonable expenses incurred in the course of providing services under the agreement. As of November 30, 2014, the Company had paid or accrued $82,500 in fees and expenses under the agreement.

11. Subsequent Events

On December 8, 2014, the sole officer and director of the Company resigned from all positions held with the Company and the Company appointed a new sole officer and director to fill the resulting vacancies as well as the position of Chairman. Since that date, the Company has paid management fees of $3,000 per month to the new officer and director.

On December 8, 2014, the Company received loan proceeds of $75,000 from a promissory note signed on November 23, 2014 (see Note 7).

On December 10, 2014, the holders of a majority of the issued and outstanding common stock of the Company approved a set of amended and restated articles of incorporation that, among other things, increased the Company’s authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001.

On December 11, 2014, the sole director of the Company approved the designation of 2,000,000 shares of the Company’s authorized but unissued “blank check” preferred stock, par value $0.001, as Series “A” preferred stock. The Company formally effected the designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

F-24

Valmie Resources, Inc.

Notes to Financial Statements

November 30, 2014

(Stated in US Dollars)

11. Subsequent Events (continued)

On December 29, 2014, the Company entered into a promissory note agreement with an investor for an aggregate amount of $75,000 plus simple interest at an annual interest rate of 15%, repayable on December 29, 2016. The note is secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof.

On January 16, 2015, the majority shareholder of the Company agreed to cancel 237,360,000 shares of the Company’s issued and outstanding common stock in exchange for the issuance of 2,000,000 shares of Series “A” preferred stock. As a result, the number of issued and outstanding shares of the Company’s common stock decreased from 296,400,000 to 59,040,000.

On January 20, 2015, the Company entered into a letter of intent (the “LOI”) to acquire 100% of the capital stock of Vertitek Inc. (“Vertitek”), a Wyoming corporation engaged in the development of hardware systems and platforms for use in the semi-autonomous unmanned vehicles industry. Pursuant to the LOI, the Company has 60 days to complete its due diligence on Vertitek and negotiate the terms of a definitive acquisition agreement. During the 60-day due diligence period, the Company is obliged to provide Vertitek with a $150,000 line of credit and has the exclusive right to market Vertitek’s technologies and industry solutions. As of the date on which these financial statements were issued, the Company has advanced a total of $25,500 to Vertitek.

On January 26, 2015, the Company entered into a promissory note agreement with an investor for an aggregate amount of $50,000 plus simple interest at an annual interest rate of 15%, repayable on January 26, 2017. The note is secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof.

F-25

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay for all expenses incurred by this offering, except for fees for underwriter’s counsel. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

SEC registration fee	$517
Printing fees	$500	*
Transfer agent fees	$1,500	*
Accounting fees and expenses	$5,000	*
Legal fees and expenses	$10,000	*
TOTAL	$17,000	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated articles of incorporation provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he/she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Our amended and restated articles of incorporation also provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of us to procure a judgment in our favor by reason of the fact that he/she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to us unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

We may pay any expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized by our Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by us.

The indemnification described above is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

36

Our amended and restated bylaws provide for indemnification of the directors, officers and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when our Board of Directors approves such settlement and reimbursement as being for our best interests. Our bylaws, therefore, limit the liability of directors to the maximum extent permitted by Section 78.751 of the NRS.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we completed the following issuances of unregistered securities:

On January 20, 2015, we entered into the LOI with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015, we entered into a share exchange agreement with Vertitek and the sole shareholder of Vertitek, Masamos, on substantially the same terms as the LOI. On March 31, 2015, the closing of the share exchange agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek (the “Acquisition”). As a result of the Acquisition, Vertitek became our wholly owned subsidiary.

The shares of our common stock issued to Masamos in connection with the Acquisition were offered and sold in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act (“Regulation S”). Our reliance on Rule 903 of Regulation S was based on the fact that the shares were sold in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts in the United States in connection with the sale of the shares, and Masamos was not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person.

From our inception to the period ended June 30, 2014, our former sole officer and director, Khurram Shroff, made certain unsecured non-interest bearing advances to us in the original principal amount of $33,927. These advances were subsequently assigned to Dome Capital LLC, a non-affiliated third party (“Dome”). On March 31, 2015, the Company and Dome entered into a debt conversion agreement pursuant to which the Company issued 339,270 shares of its common stock to Dome in consideration for the cancellation of the debt.

During the period from August 8, 2014 to March 20, 2015, we entered into a series of promissory notes with Shield Investments Inc. (“Shield”) in the aggregate principal amount of $275,000 plus simple interest at an annual interest rate of 15%. These notes were secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On March 31, 2015, the Company and Shield entered into a debt conversion agreement pursuant to which the Company issued 2,750,000 shares of its common stock to Shield in consideration for the cancellation of the debt. Upon the issuance of such shares, Shield agreed to waive any then due and payable interest. As a result of the conversion, Shield released all security interests it previously held in the Company’s assets.

On November 24, 2014, we entered into a promissory note with Tuverga in the principal amount of $75,000 plus simple interest at an annual interest rate of 15%. This note was secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by Company on the date of the note or thereafter acquired, and all proceeds thereof. On March 31, 2015, the Company and Tuverga entered into a debt conversion agreement pursuant to which the Company issued 750,000 shares of its common stock to Tuverga in consideration for the cancellation of the debt. Upon the issuance of such shares, Tuverga agreed to waive any then due and payable interest. As a result of the conversion, Tuverga released all security interests it previously held the Company’s assets.

On July 15, 2015, we entered into an asset purchase agreement with Gerald B. Hammack, our sole officer and director, pursuant to which we acquired all of the right, title and interest in and to certain intellectual property relating to the AIMD platform in consideration for the issuance of $100,000 worth of our common stock to Mr. Hammack on that date at a deemed price of $0.47 per share. As a result, Mr. Hammack received 212,765 shares of our common stock.

We issued the foregoing shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Our reliance on Section 4(a)(2) was based on the fact that none of the issuances involved a “public offering” and each of the debtors provided representations to us that they acquired the shares for investment purposes and not with a view to the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

37

ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1	Equity Investment Agreement with Tuverga dated August 20, 2015 (1)

1.2	Registration Rights Agreement with Tuverga dated August 20, 2015 (1)

3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on August 25, 2011 (2)

3(i).2	Certificate of Amendment filed with the Nevada Secretary of State on December 4, 2013 (3)

3(i).3	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on December 11, 2014 (4)

3(ii).4	Certificate of Designation filed with the Nevada Secretary of State on January 15, 2015 (5)

3(ii).1	Bylaws (2)

3(ii).2	Amended and Restated Bylaws dated December 3, 2013 (3)

5.1	Legal Opinion of Bacchus Law Corporation (1)

10.1	Consulting Agreement with Constant dated September 1, 2014 (6)

10.2	Share Exchange Agreement with Vertitek and Masamos dated January 27, 2015 (7)

10.3	Asset Purchase Agreement with Gerald B. Hammack dated July 15, 2015 (8)

21.1	Vertitek Inc., a Wyoming corporation

23.1	Consent of Anderson Bradshaw PLLC *

23.2	Consent of Bacchus Law Corporation (included in Exhibit 5.1) (1)

(1)	Incorporated by reference from our registration statement on Form S-1 filed with the SEC on September 2, 2015.

(2)	Incorporated by reference from our registration statement on Form S-1 filed with the SEC on March 29, 2012.

(3)	Incorporated by reference from our current report on Form 8-K filed with the SEC on December 9, 2013.

(4)	Incorporated by reference from our current report on Form 8-K filed with the SEC on December 12, 2014.

(5)	Incorporated by reference from our current report on Form 8-K filed with the SEC on January 16, 2015.

(6)	Incorporated by reference from Amendment No. 1 to our registration statement on Form S-1 filed with the SEC on December 8, 2015.

(7)	Incorporated by reference from our current report on Form 8-K filed with the SEC on May 28, 2015.

(8)	Incorporated by reference from our quarterly report on Form 10-Q filed with the SEC on July 20, 2015.

* Filed herewith

38

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

39

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 4, 2016.

VALMIE RESOURCES, INC.

By:	/s/ Gerald B. Hammack
Name:	Gerald B. Hammack
Title:	Chairman, President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer,
Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 was signed by the following person in the capacities and on the date so indicated.

Signature	Title	Date

/s/ Gerald B. Hammack	Chairman, President, Chief Executive Officer	February 4, 2016
Gerald B. Hammack	Chief Financial Officer, Principal Accounting Officer,
Secretary, Treasurer, Director

40